SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(AMENDMENT NO. 1)

Filed by the Registrant    ☑

Filed by Party other than the Registrant    ☐

Check the appropriate box:

☑        Preliminary Proxy Statement
☐        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

EFL OVERSEAS, INC.
(Name of Registrant as Specified In Its Charter)

William T. Hart - Attorney for Registrant
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☐        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)          Title of each class of securities to which transaction applies:

________________________________________________________________

2)          Aggregate number of securities to which transaction applies:

________________________________________________________________

3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________

333 N. Sam Houston Parkway East, Suite 600
Houston, TX 77060
(281) 260-1034

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ______, 2012
To the Shareholders:

Notice is hereby given that a special meeting of the shareholders of EFL Overseas, Inc. (the “Company”) will be held at 333 N. Sam Houston Parkway East, Suite 600, Houston, TX 77060 on _____, 2012, at _____, for the following purposes:

(1)          to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to EFLO Energy, Inc.;

(2)          to approve an amendment to the Company’s Articles of Incorporation such that the Company would be authorized to issue up to 150,000,000 shares of common stock, up to 10,000,000 shares of preferred stock and to make technical amendments to the Articles of Incorporation , and;

to transact such other business as may properly come before the meeting.

October 15 , 2012 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of October 15 , 2012 there were 17,465,540 outstanding shares of the Company’s common stock.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,
AND SIGN, DATE AND RETURN THE PROXY CARD.

TO SAVE THE COST OF FURTHER SOLICITATION,
PLEASE VOTE PROMPTLY

333 N. Sam Houston Parkway East, Suite 600
Houston, TX 77060
(281) 260-1034
_______________________________

PROXY STATEMENT
_______________________________

The accompanying proxy is solicited by the Company’s directors for voting at the special meeting of shareholders to be held on ____, 2012, and at any and all adjournments of such meeting.  If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the special meeting of shareholders.  Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting.  Additionally, any later dated proxy will revoke a previous proxy from the same shareholder.  This proxy statement was posted on the Company’s website on or about _____, 2012.

There is one class of capital stock outstanding, that being common stock.  Provided a quorum consisting of the holders owning one third of the Company’s outstanding shares of common stock are present in person or by proxy, the adoption of the proposals to come before the meeting will require the approval of the holders owning a majority of the Company’s outstanding shares of common stock.

Shares of the Company’s common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting.  "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority.  Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of October 15 , 2012, the shareholdings of (i) each person owning beneficially 5% or more of the Company’s common stock (ii) each officer and director of the Company and (iii) all officers and directors as a group.  Unless otherwise indicated, each owner has sole voting and investment powers over their shares of common stock.

Name and address of beneficial owner	Number of Shares (5)		Percentage of Common Stock

Henry Aldorf	100,000	(1)	0.57%
Chairman of the Board of Directors
111 Somerset, Unit #06-05
Singapore 238164

Keith Macdonald	682,335	(2)	3.89%
Chief Executive Officer, Secretary and Director
203 Heritage Place
Calgary, AB, Canada T3Z 3P3

	Number of		Percentage of
Name and address of beneficial owner	Shares (5)		Common Stock

James Hutton	800,000	(3)	4.57%
President
1750 – 999 West Hastings Street
Vancouver, BC, Canada V6C 2W2

James Ebeling	217,500	(4)	1.24%
Director
333 N. Sam Houston Parkway East
Suite 600
Houston, TX 77060

Eric Prim	219,500	(4)	1.25%
Director
4901 Polo Parkway
Midland, Texas 79705

Robert Wesolek	430,000		2.46%
Director
3 Farther Point
Houston, TX 77024

All Officers and Directors as a group (6 persons)	2,449,335		13.77%

Holloman Corporation	4,541,740	(4)	25.99%
333 North Sam Houston Parkway East
Suite 600 Houston, Texas 77060

Pacific LNG Operations Ltd.	4,000,000	(1)	22.91%
7 Temasek Boulevard
#28-01 Suntek Tower One
Singapore 038987

(1)	Includes 50,000 shares owned directly by Mr. Aldorf. Mr. Aldorf also shares investment control over 4,000,000 shares held by Pacific LNG Operations Ltd.

(2)	Comprised of: (a) 57,000 shares owned directly by Mr. Macdonald, (b) 305,335 shares held of record by Bamako Investment Management and 150,000 shares held of record by Country Rock Resources, Ltd., companies controlled by Mr. Macdonald, (c) 20,000 shares, over which Mr. Macdonald has investment control, which are held of record by a third person, and (d) 50,000 shares held of record by Mr. Macdonald's wife.

(3)	Comprised of 750,000 shares held of record by Hutton Capital Corporation, a company over which James Hutton exercises investment control.

(4)	Comprised of 4,530,870 shares held of record by Holloman Value Holdings, LLC, a company over which Eric Prim and Jim Ebeling share investment control.

(5)	Includes the following shares which may be acquired on the exercise of options or warrants listed below.

Name	Shares Issuable UponExercise of Warrants	Exercise Price	Date First Exercisable	Expiration Date
				-
Henry Aldorf	50,000	$2.15	08/27/2012	08/27/2014
Keith Macdonald*	35,000	$4.50	05/18/2011	04/15/2013
Keith Macdonald	15,000	$4.50	05/18/2011	04/15/2013
Keith Macdonald*	50,000	$2.15	08/27/2012	08/27/2014
James Hutton*	50,000	$2.15	08/27/2012	08/27/2014
James Ebeling	37,500	$2.15	08/27/2012	08/27/2014
Eric Prim	37,500	$2.15	08/27/2012	08/27/2014
Robert Wesolek	50,000	$2.15	08/27/2012	08/27/2014
Holloman Value Holdings, LLC	10,870	$3.50	12/28/2010	12/28/2012

———————
*	Warrants are held of record by an entity controlled by the named person.

PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO EFLO ENERGY, INC.

The Company was originally organized to recruit instructors to teach English in Japan and Brazil. The Company was unable, however, to identify a sufficient number of instructors to fulfill its business plan.

In March 2011 the Company initiated oil and gas exploration and development operations in the United States and Canada. The Company no longer believes the word “Overseas” accurately portrays its business focus. As a result, the Company’s name should be changed to reflect its current business activities.

Accordingly, the shareholders of the Company are being requested to vote on a proposal to adopt an amendment to the Company’s Articles of Incorporation changing the name of the Company to EFLO Energy, Inc.

The Board of Directors recommends that the shareholders vote for this proposal.

PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION SUCH THAT THE COMPANY WOULD BE AUTHORIZED TO ISSUE UP TO 150,000,000 SHARES OF COMMON STOCK , UP TO 10,000,000 SHARES OF PREFERRED STOCK AND TO MAKE TECHNICAL AMENDMENTS TO THE ARTICLES OF INCORPORATION.

Common Stock

In July 2012, the Company acquired Devon Canada’s interest (generally a working interest of 22.989%, with a working interest of 69.337% in one producing gas well) in the Kotaneelee Gas Project (“KGP”). The KGP covers 30,188 gross acres in the Yukon Territory in Canada, and includes; a gas dehydration plant (capacity: 70 million cubic feet per day (“MMCFD”)), one gas well producing approximately 3.5 MMCFD, one water disposal well (capacity: 6,000 barrels per day), and two suspended gas wells. The KGP has a fully developed gas gathering, sales and delivery infrastructure, airstrip, roads, flarestack, storage tanks, barge dock and permanent camp facilities.

In exchange for Devon’s working interest in the KGP, the Company paid CAD$293,700 (USD$289,295) in cash, and indemnified Devon against its portion of the abandonment, reclamation and environmental liabilities associated with Devon’s interest in the KGP.

In October 2012, the Company closed an agreement with Nahanni Energy Inc., 1700665 Alberta Ltd., Apex Energy (2000), Inc. and Canada Southern Petroleum #1 L.P. (jointly “Nahanni”) for the acquisition of its entire right and interest (generally a working interest of 30.664%) in the KGP.

In exchange for Nahanni’s interest in the KGP, the Company paid Nahanni CAD$400,000 (USD$398,550) in cash, and CAD$4,100,000 (USD$4,190,610) in shares of one of the Company’s subsidiaries, which shares are exchangeable for up to 1,614,767 shares of the Company restricted common stock.   In addition, the Company indemnified Nahanni against its portion of the abandonment, reclamation and environmental liabilities associated with the KGP.

As a result of the Company’scquisition of Nahanni’s working interest, early estimates indicate that during the twelve-month period ending October 2013, the Company’s capital requirements relating to its interest in the KGP, including the absorption of liabilities and year one exploration costs, may range from $30,600,000 to $36,600,000. To raise this capital, the Company will need to sell shares of its common stock.

The Company is presently authorized to issue 75,000,000 shares of common stock. As of October 15, 2012 the Company had 17,465,540 outstanding shares of common stock.

To permit the Company to raise the capital it may need, the Company believes it should increase the number of its authorized common shares to 150,000,000.

Notwithstanding the above, the Company has not determined the price at which it will sell shares of its common stock.  In addition, the Company does not have any commitments from anyone to provide the Company with any additional capital.

Except as discussed above, the Company does not have any agreements, plans, arrangements or understandings to issue any of the additional shares of common stock.

The Board of Directors recommends that the shareholders vote for the proposal to increase the authorized shares.

Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the Company’s outstanding shares of common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to acquire any additional shares the Company may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Under Nevada law, shares of preferred stock may be issued from time to time in one or more series as may be determined by a corporation’s Board of Directors. For each series, the voting powers and preferences, dividend rights, preferential payments on liquidation, rights to convert the preferred shares into common shares, and any other qualifications, limitations or restrictions will be established by the Board of Directors.

With this flexibility, the Board of Directors can issue a series of preferred stock which, unlike common stock, can be specifically tailored to unique aspects of a financing or an acquisition.

The Company, however, is currently not authorized to issue any shares of preferred stock.  The Company believes that having the ability to issue shares of preferred stock would be advantageous when raising capital or completing acquisitions.

It should be noted, that the issuance of preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of common stock, may make the removal of management difficult, even if the removal would be considered beneficial to stockholders generally, and may have the effect of limiting stockholders’ participation in transactions such as mergers or tender offers if these transactions are not favored by the Company’s management.
The Company does not have any plans, arrangements or understandings, written or oral, with respect to the issuance of any preferred stock.

Technical Amendments

The other proposed amendments to the Articles of Incorporation:

•	make it clear that each outstanding share of common stock is entitled to one vote on any matter submitted to the Company’s shareholders;

•	allow the Board of Directors to restrict the transfer or sale of the Company’s common stock provided a legend describing any restriction is noted on the certificate representing the shares;

•
provides that the judgment of the Board of Directors as to the adequacy of any consideration received for any shares, options, or any other securities which the Corporation at any time may issue or sell will be conclusive in the absence of fraud; and

•
eliminates paragraph nine of the Addendum to the Articles of Incorporation since the wording in paragraph nine is unclear and may be inconsistent with Nevada Law relating to amending Articles of Incorporation.

Board Recommendation

The Board of Directors recommends that the shareholders vote for the amendments to the Articles of Incorporation discussed above.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the year ending August 31, 2011 will be sent to any shareholder of the Company upon request.  Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph.  Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.

The Company’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the special meeting.  However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

A copy of the proposed amendments to the Company’s Articles of Incorporation is attached.

Please complete, sign and return the attached proxy promptly.

PROXY

This Proxy is solicited by the Company’s Board of Directors

The undersigned stockholder of EFL Overseas, Inc.. acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held at 333 N. Sam Houston Parkway East, Suite 600, Houston, TX 77060, on _____, 2012, at ____, and hereby appoints _____ with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof.  The above named Attorney and Proxy are instructed to vote all of the undersigned's shares as follows:

(1)	to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to EFLO Energy, Inc.;	☐ FOR	☐ AGAINST	☐ ABSTAIN
(Recommended)

(2)
to approve an amendment to the Company’s Articles of Incorporation such that the Company would be authorized to issue up to 150,000,000 shares of common stock, up to 10,000,000 shares of preferred stock and to make technical changes to the Articles of Incorporation.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
(Recommended)

To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

Dated this ____ day of ______________ 2012.

(Signature)

(Print Name)

Please sign your name exactly as it appears on your stock certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Send the proxy statement by regular mail, email, or fax to:

EFL OVERSEAS, INC.
333 N. Sam Houston Parkway East, Suite 600
Houston, TX 77060
(281) 260-1034

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on __________________, 2012.

1.	This notice is not a form for voting.

2.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

3.	The Proxy Statement, Information Statement, Annual Report to Shareholders is available at www.______________

4.
If you want to receive a paper or email copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before _____________, 2012 to facilitate timely delivery.

A special meeting of the Company’s shareholders will be held at 333 N. Sam Houston Parkway East, Suite 600, Houston, TX 77060 on ______, 2012, at _____, for the following purposes:

(1)          to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to EFLO Energy, Inc.;

(2)          to approve an amendment to the Company’s Certificate of Incorporation such that the Company would be authorized to issue up to 150,000,000 shares of common stock, up to 10,000,000 shares of preferred stock and to make technical changes to the Articles of Incorporation; and

to transact such other business as may properly come before the meeting.

The Board of Directors recommends that shareholders vote FOR all proposals listed on the Notice of Special Meeting of Shareholders.

October 15 , 2012 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting.  Shareholders may cast one vote for each share held.

Shareholders may access the following Proxy Materials at www.____________:

•	Notice of the 2012 Special Meeting of Shareholders
•	Company’s 2012 Proxy Statement;
•	Proxy Card

Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling _______, by emailing the Company at ______________ or by visiting www.______________ and indicating if you want a paper copy of the proxy materials and proxy card:

•	for this meeting only, or
•	for this meeting and all other meetings.

If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on October 15 , 2012, you can, if desired, attend the Special Meeting and vote in person.

Shareholders can obtain directions to the 2012 special shareholders’ meeting at www._______________.

Please visit www._______________ to print and fill out the Proxy Card.  Complete and sign the proxy card and mail the Proxy Card to:

EFL OVERSEAS, INC.
333 N. Sam Houston Parkway East, Suite 600
Houston, TX 77060
(281) 260-1034

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AMENDMENTS TO THE ARTICLES OF
INCORPORATION OF
EFL OVERSEAS, INC.

1.             The name of this Corporation is EFLO Energy, Inc.

2.             Paragraph three of the Addendum to the Articles of Incorporation is amended in its entirety to read as follows:

The authorized capital stock of the Corporation shall consist of 150,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock.  All shares of common stock shall have equal rights and privileges.

Each outstanding share of common stock shall be entitled to one vote, either in person or by proxy, on any matter submitted to the shareholders of this Corporation for their approval.

The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with Nevada Law.

Cumulative voting shall not be allowed in elections of directors or for any purpose.

No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.  The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State.  Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

3.             Paragraph nine of the Addendum to the Articles of Incorporation is eliminated.

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